EXHIBIT 99.1

HMS Holdings Corp. Reports First Quarter 2017 Results

  Q1 GAAP EPS of $0.01 and Adjusted EPS of $0.14 Per Diluted Share
  Total Company Revenue in Q1 of $114.5 Million and Q1 Commercial Health Plan Revenue of $56.2 Million
  Acquisition of Eliza Member Health Engagement and Analytics Platform Announced in Q1 and Closed in April
  Total Company Year-Over-Year Revenue Guidance for 2017 Raised to ~15%, Based on Projected $35 Million Contribution from Eliza

IRVING, Texas, May 10, 2017 (GLOBE NEWSWIRE) -- HMS Holdings Corp.  (NASDAQ:HMSY) today announced financial results for the first quarter of 2017. Net income for the quarter ended March 31, 2017 was $0.9 million or $0.01 per diluted share, compared to net income of $11.0 million or $0.13 per diluted share in the fourth quarter of 2016 and $4.6 million or $0.05 per diluted share in the prior year first quarter. Adjusted EPS in the first quarter was $0.14 per diluted share, compared to adjusted EPS of $0.20 per diluted share in the fourth quarter of 2016 and adjusted EPS of $0.14 per diluted share in the prior year first quarter. Total revenue in the first quarter was $114.5 million, compared to total revenue of $128.1 million in the fourth quarter of 2016 and $119.8 million in the prior year first quarter.

"We are excited about the acquisition of Eliza Corporation, which we announced in March and closed in April. We currently anticipate approximately $35 million of revenue from Eliza this year, beginning in the second quarter, which will raise full year projected total Company revenue growth to approximately 15% compared to the prior year," said Bill Lucia, Chairman and CEO. “The addition of Eliza significantly enhances our suite of health management and member engagement solutions. We believe there is now a substantial cross-sell opportunity with our existing customer base, particularly as they seek to improve the health outcomes for the small percentage of their population that account for the majority of healthcare spending."

Commercial health plan revenue in the first quarter of 2017 was $56.2 million, a 0.4% increase compared to $56.0 million in the prior year first quarter and $8.1 million lower than the fourth quarter of 2016. State government revenue was $53.3 million in the first quarter, a 5.1% increase compared to $50.7 million in the prior year first quarter and $4.4 million lower than the fourth quarter of 2016. Federal (excluding Medicare RAC) and Other revenue was $5.0 million in the first quarter, a $0.2 million increase compared to the prior year first quarter and $0.3 million lower than the fourth quarter of 2016. There was no Medicare RAC revenue in the quarter, compared to $8.3 million in the prior year first quarter and $0.7 million in the fourth quarter of 2016.

Coordination of Benefits (“COB”) revenue was $88.5 million in the first quarter of 2017, compared to $82.9 million in the prior year first quarter and $95.0 million in the fourth quarter of 2016. COB accounted for 77.3% of total revenue in the first quarter, compared to 69.0% in the prior year first quarter and 74.2% in the fourth quarter of 2016. Payment Integrity ("PI") revenue (excluding Medicare RAC) was $26.0 million in the first quarter of 2017, compared to $28.6 million in the prior year first quarter and $32.4 million in the fourth quarter of 2016.

“The lower than expected revenue in the quarter was not linked to one customer or a single product, but primarily relates to execution of internal plans to more quickly implement payment integrity business sold last year. We have action plans in place to accelerate our PI revenue growth over the balance of 2017,” said Jeff Sherman, CFO. “On the cost side, first quarter SG&A included professional fees of approximately $1.5 million relating to the Eliza acquisition and audit work related to the 10-K. We also made growth oriented investments in the big data technology solutions and related personnel needed to onboard massive amounts of data, particularly for newly sold payment integrity business, which we expect will pay off later this year,” added Sherman.

For additional information about the Company’s preliminary first quarter 2017 financial results and the Company’s 2017 updated guidance reflecting the Eliza acquisition, see the  Company’s Q1 2017 Investor Presentation available at: http://investor.hms.com/events.cfm.

Webcast and Conference Call Information

HMS will report its preliminary first quarter 2017 financial and operating results via webcast at 7:30 AM CT / 8:30 AM ET on Wednesday, May 10, 2017. The numbers are preliminary as there are still open audit items. The webcast may also include discussion of HMS developments, forward-looking statements and other material information about business and financial matters. The webcast can be accessed via phone at (877) 303–7208 or (224) 357–2389 for international participants, or on the HMS Investor Relations website at http://investor.hms.com/events.cfm. The webcast will also be archived and available for replay beginning at approximately 11:00 AM CT / 12:00 PM ET on May 10, 2017 at http://investor.hms.com/events.cfm. This press release and the financial statements contained herein are also available on the HMS Investor Relations website at http://investor.hms.com/releases.cfm.

About HMS

HMS provides a broad range of integrated solutions for entities taking risk - to help improve health outcomes, reduce costs and achieve regulatory compliance. We deliver coordination of benefits, payment integrity, health management and member engagement services to health plans, state government agencies, federal programs, at-risk providers, PBMs and employers. We use proven technology, innovation and powerful analytics to save our customers billions of dollars annually.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement

The financial results in this press release reflect preliminary results, which are not final until the Company’s Form 10-K and Form 10-Q are filed. This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements reflect our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward‐looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.

Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses and realize synergies; variations in our results of operations; our ability to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks; our ability to protect our intellectual property rights, proprietary technology, information processes, and know-how; significant competition for our solutions and services; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction, our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with information and data sources and suppliers; reliance on subcontractors and other third party providers and parties to perform services; our ability to continue to secure contracts and favorable contract terms through the competitive bidding process and to prevail in protests or challenges to contract awards; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility or to borrow or use credit; unexpected changes in our effective tax rates; unanticipated increases in the number or amount of claims for which we are self-insured; changes in the U.S. healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect procurement practices and healthcare spending; our failure to comply with applicable laws and regulations governing individual privacy and information security or to protect such information from theft and misuse; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing or certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; and anti-takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

HMS HOLDINGS CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share amounts) (unaudited)

	Three Months Ended March 31,

	2017	2016
Revenue	$114,501	$119,763
Cost of services:
Compensation	48,920	46,401
Data processing	9,783	9,624
Occupancy	3,547	3,627
Direct project expenses	10,443	14,483
Other operating expenses	7,203	5,776
Amortization of acquisition related software and intangible assets	6,286	7,013
Total cost of services	86,182	86,924
Selling, general and administrative expenses	25,281	22,930
Total operating expenses	111,463	109,854
Operating income	3,038	9,909
Interest expense	(2,286)	(2,091)
Interest income	155	47
Income before income taxes	907	7,865
Income taxes	36	3,305
Net income	$871	$4,560

Basic income per common share:
Net income per common share -- basic	$0.01	$0.05
Diluted income per common share:
Net income per common share -- diluted	$0.01	$0.05
Weighted average shares:
Basic	83,617	84,033
Diluted	85,580	84,479

HMS HOLDINGS CORP. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts)

	March 31, 2017	December 31, 2016
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$168,289	$175,999
Accounts receivable, net of allowance for doubtful accounts of $10,890 and $10,772,
at March 31, 2017 and December 31, 2016, respectively	165,699	173,582
Prepaid expenses	16,376	13,699
Income tax receivable	4,088	3,354
Other current assets	568	1,001
Total current assets	355,020	367,635
Property and equipment, net	93,176	92,167
Goodwill	379,716	379,716
Intangible assets, net	33,470	37,797
Deferred financing costs, net	2,269	2,790
Other assets	2,566	2,650
Total assets	$866,217	$882,755

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$38,593	$59,402
Estimated liability for appeals	31,544	30,755
Total current liabilities	70,137	90,157
Long-term liabilities:
Revolving credit facility	197,796	197,796
Net deferred tax liabilities	22,650	22,717
Deferred rent	5,265	5,427
Other liabilities	10,108	10,048
Total long-term liabilities	235,819	235,988
Total liabilities	305,956	326,145

Shareholders' equity:
Preferred stock -- $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock -- $0.01 par value; 175,000,000 shares authorized;
96,299,517 shares issued and 83,885,439 shares outstanding at March 31, 2017;
95,966,852 shares issued and 83,552,774 shares outstanding at December 31, 2016	959	959
Capital in excess of par value	347,805	345,025
Retained earnings	326,981	326,110
Treasury stock, at cost: 12,414,078 shares at March 31, 2017 and December 31, 2016	(115,484)	(115,484)

Total shareholders' equity	560,261	556,610

Total liabilities and shareholders' equity	$866,217	$882,755

HMS HOLDINGS CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)

	Three Months Ended March 31,

	2017	2016
Operating activities:
Net income	$871	$4,560
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	6,235	6,577
Amortization of intangible assets	4,327	5,043
Amortization of deferred financing costs	521	521
Stock-based compensation expense	5,386	4,240
Deferred income taxes	(67)	1,308
Loss on disposal of assets	-	10
Changes in operating assets and liabilities:
Accounts receivable	7,883	3,350
Prepaid expenses	(2,677)	(2,362)
Other current assets	433	328
Other assets	84	51
Income taxes receivable / (payable)	(734)	(3,589)
Accounts payable, accrued expenses and other liabilities	(19,665)	(16,963)
Estimated liability for appeals	789	(2,465)
Net cash provided by operating activities	3,386	609
Investing activities:
Purchases of land, property and equipment	(6,282)	(570)
Investment in capitalized software	(2,206)	(1,185)
Net cash used in investing activities	(8,488)	(1,755)
Financing activities:
Proceeds from exercise of stock options	2	26
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(2,608)	(1,002)
Payments on capital lease obligations	(2)	(37)
Net cash used in financing activities	(2,608)	(1,013)
Net decrease in cash and cash equivalents	(7,710)	(2,159)
Cash and Cash Equivalents
Cash and cash equivalents at beginning of year	175,999	145,610
Cash and cash equivalents at end of period	$168,289	$143,451

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$734	$5,052
Cash paid for interest	$1,686	$1,446

Supplemental disclosure of non-cash activities:
Change in balance of accrued property and equipment purchases	$(1,244)	$122

HMS HOLDINGS CORP. AND SUBSIDIARIES (in thousands, except per share amounts) (unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, stock-based compensation, and non-recurring legal expense (adjusted EBITDA) was $19.0 million for the first quarter of 2017.

	Three months ended March 31,

	2017	2016
Net Income	$871	$4,560

Net interest expense	2,131	2,044
Income taxes	36	3,305
Depreciation and amortization of property and equipment and intangible assets,
net of deferred financing costs	10,562	11,620

Earnings before interest, taxes, depreciation and amortization (EBITDA)	13,600	21,529
Stock based compensation expense	5,386	4,240
Non-recurring legal fees	-	1,248
Adjusted EBITDA	$18,986	$27,017

Reconciliation of Net Income to GAAP EPS and Adjusted EPS

As summarized in the following table, diluted earnings per share adjusted for stock-based compensation expense, non-recurring legal expense, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS) was $0.14 for the first quarter of 2017.

	Three months ended March 31,

	2017	2016
Net Income	$871	$4,560

Stock-based compensation expense	5,386	4,240
Non-recurring legal fees	-	1,248
Amortization of acquisition related software and intangible assets	6,286	7,013
Income tax related to adjustments (1)	(362)	(5,253)

Adjusted net income	$12,181	$11,808

Weighted average common shares, diluted	85,580	84,479

Diluted GAAP EPS	$0.01	$0.05
Diluted adjusted EPS	$0.14	$0.14

[1] Tax effect of adjustments is computed as the pre-tax effect of the adjustments multiplied by the annual effective tax rate for the period.

Investor Contact:

Dennis Oakes
SVP, Investor Relations
dennis.oakes@hms.com
212-857-5786

Media Contact:

Francesca Marraro
VP, Marketing and Communications
fmarraro@hms.com
212-857-5442